AGREEMENT


          THIS AGREEMENT, made this 5th day of May, 1997, among Northtown Mall Partners, a California general partnership ("Seller"), Northtown Associates, a Delaware general partnership, and state of Wisconsin Investment Board, an independent state agency created pursuant to the laws of the state of Wisconsin (collectively, "Lender"), and Northtown LLP, a Minnesota limited liability partnership in which the sole partners are Lender ("Buyer").

                                    RECITALS


          Seller owns the Northtown Mall Shopping Center in the City of Blaine, Anoka County, Minnesota (the "Shopping Center").

          Lender and Seller are parties to (i) a Loan Agreement dated March 15, 1991, between Lender, as lender, and Seller, as borrower, providing for a loan (the "Loan") of up to $58,000,000 (the "Loan Agreement"); (ii) a $58,000,000
promissory note dated March 15, 1991, between Seller, as maker, and Lender, as payee (the "Note") which evidences the Loan; (iii) a Combination Mortgage, Security Agreement and Fixture Financing Statement dated March 15, 1991, between Seller, as mortgagor, and Lender, as mortgagee, mortgaging the Shopping Center as security for the Note (the "Mortgage"); (iv) a Collateral Assignment of Rents and Leases dated March 15, 1991, between Seller, as assignor, and Lender, as assignee, assigning leases and rents and other income from the Shopping Center as additional security for the Note (the "Assignment of Rents:); (v) a Collateral Assignment of Licenses and contracts dated march 15, 1991, between Seller, as assignor, and Lender, as assignee, assigning licenses, contracts and other items as additional security for the Note (the "Collateral Assignment");
(vi) a Tax and Insurance Premium Deposit Agreement dated March 15, 1991, among Seller, Lender and Norwest Bank Minnesota (the "Tax Deposit Agreement"), providing for the creation and funding of a tax and insurance escrow account which has been established and is being maintained as Norwest Bank account #12628300 (the "Tax Account"); (vii) a Reserve Account Deposit Agreement dated March 15, 1991, among Seller, Lender and Norwest Bank Minnesota (the "Improvement Deposit Agreement"), providing, among other things, for the creation, investment and distribution of a "5% Reserve Account" which has been established and is being maintained as Norwest Bank account #12628400 (the "Reserve Account"); (viii) an Option Agreement dated March 15, 1991, between Seller, as optionor, and Lender, as optionee, granting Lender an option to purchase the Shopping Center (the "Option Agreement"); (ix) a Grant of Right of First Refusal and Restriction on Transfer dated March 15, 1991, between Seller and Lender, granting Lender a right of first refusal to purchase the Shopping Center (the "First Refusal Agreement"); and (x) a Collateral Assignment of Real Estate Management Agreement dated March 15, 1991, between Seller and Lender, collaterally assigning to Lender seller's interest under the management agreement for the Shopping Center (the "Management Agreement Assignment"). The Note, Mortgage, Assignment of Rents, Collateral Assignment, Option Agreement, First Refusal Agreement and Management Agreement Assignment are called collectively the "Loan Documents".

          Because the contractor for the improvement of the HomePlace space in the Shopping Center has not been paid in full, the mechanics liens listed on Exhibit A hereto (the "Liens") have been filed against the Shopping Center by the contractor and some of its subcontractors. In addition, the leasing commission payable to Madison Marquette Realty Services and co-broker in the amount of $207,192.00 (the "HomePlace Commission") with respect to the HomePlace lease has not been paid. An action to foreclose the Liens captioned C.F. Haglin & Sons, Inc. vs. Northtown Mall Partners, et. al., Court File No. C1-97-898 (the "Action") has been commenced in the district court for the Tenth Judicial District of Minnesota.

          Lender has exercised its option to purchase the Shopping Center pursuant to the Option Agreement, with a May 12, 1997, closing date established by Lender's notice of exercise, and has assigned its purchase right to Buyer. The unpaid balance of the Note is about $51,500.000. The Purchase price for the Shopping Center as determined pursuant to the procedure established by the Option Agreement is $43,000,000. Since the principal balance of the Note exceeds the purchase price under the Option Agreement, no cash is payable to Seller under the Option Agreement. However, based upon negotiations prompted by Lender's desire to close its purchase of the Shopping Center before May 12 and by certain claims made by Seller for reimbursement of HomePlace costs, the parties have discussed a $1,200,000 payment to Seller at closing of the Shopping Center sale on the following terms:

          (i) the Shopping Center will be conveyed to Buyer concurrently with execution and delivery of this Agreement, with the conveyance on and subject to the terms of the Option Agreement except as modified or supplemented by this Agreement;

          (ii)  Buyer will pay Seller $1,200,000 at closing in wired funds;

          (iii) Seller may retain the balance in First Bank, Account #0002 01 031 00, (the "Cash Account"), which represents cash on hand from Shopping Center operations.

          (iv) Buyer will pay the transfer tax, if any, payable with respect to the sale of the Shopping Center to Buyer;

          (v) Seller will not be required to pay or provide a credit for any real estate taxes or special assessments relating to the Shopping Center or any accrued and unpaid interest on the Note;

          (vi) the Tax Account, the Reserve Account, any real estate tax refunds less payments now or hereafter owing to Marvin F. Poer, Inc. and any insurance premium refunds to which seller may be or become entitled will be transferred to Buyer;

          (vii) Buyer will pay the Liens and the HomePlace Commission, and secure dismissal of the Action;

          (viii)Seller will pay all accounts payable relating to operation or maintenance of the Shopping Center other than (a) the Liens and the HomePlace Commission and (b) accounts payable relating to operation and maintenance of the Shopping Center after March 31, 1997;

          (ix) the economic closing of the sale of the Shopping Center to Buyer shall be as of April 1, 1997, i.e., the April Mortgage payment and all other April expenses would be paid from April rents, and any excess would go to Buyer;

          (x) all tenant payments received by Buyer and all tenant payments received by Seller after March 31, 1997 (collectively "Post-March Tenant Payments") shall be retained by Buyer or paid by Seller to Buyer, as the case may be, even if they represent rents or reimbursement payments attributable to the period before closing, and Seller shall at Buyer's option either dismiss or substitute Buyer as plaintiff in actions relating to the Premises or the leases;

          (xi) the Loan Agreement, Tax Deposit Agreement and Improvement Deposit Agreement will be terminated, but the Loan Documents will remain outstanding;

          (xii) Seller will be released by Lender and Buyer from all indebtedness, claims and liability under the Loan Agreement, Tax Deposit Agreement, Improvement Deposit Agreement and Loan Documents and all other claims and liability except for claims arising from third party claims and claims arising under this Agreement or instruments or agreements executed and delivered by Seller pursuant to this Agreement or the Option Agreement; and

         (xiii) Buyer and Lender will be released by seller from all claims and liability under the Loan Agreement, Tax Deposit Agreement, Improvement Deposit Agreement and Loan Documents and all other claims and liabilities except for claims arising from third party claims and claims arising under this Agreement or instruments or agreements executed and delivered pursuant to this Agreement or the Option Agreement.

          NOW THEREFORE, the parties hereto hereby agree as follows:

          1. Closing of Sale. Concurrently with execution and delivery of this Agreement, Seller and Buyer are closing the sale of the Shopping Center to Buyer (the "Closing") in accordance with the terms of the Option Agreement except as it is modified or supplemented by this Agreement. The parties agree that the purchase price under the Option Agreement is $43,000,000.

          2. Implementation of Additional Provisions. Concurrent with the Closing, (a) Buyer is paying Seller $1,200,000 in wired funds, (b) pursuant to instructions from Seller and Lender, Norwest Bank is transferring the Reserve Account to the title insurance company conducting the Closing, and the funds from that account are being used to pay the Liens and HomePlace Commission and to obtain a dismissal of the Action, with any excess paid to Buyer, (c) the Tax Reserve Account is being transferred to Buyer, with the proceeds thereof wired directly from Norwest Bank to Buyer, (d) Seller is transferring its rights to any real estate tax refunds and contests and insurance premium refunds to Buyer less any payments now or hereafter owing to Marvin F. Poer, Inc., (e) to the extent not already paid, Seller is paying the accounts payable for which it is responsible as set forth in the Recitals, (f) the Loan Agreement, Tax Deposit Agreement and Improvement Deposit Agreement are being terminated, (g) Seller is executing and delivering a release to Lender and buyer, and (h) Lender and Buyer are executing and delivering a release to Seller.

          3. Closing Statement; Transfer Tax. The closing statement or statements delivered by the parties at the Closing reflect the provisions of this Agreement, including the Recitals. Buyer agrees to indemnify, defend and hold harmless Seller with respect to any transfer tax (plus any penalty and interest thereon) payable by reason of the transfer of the Shopping Center to Buyer.

          4. Cash Account. Lender and Buyer hereby waive and release any and all claims to the Cash Account.

          5. Post-March Tenant Payments. Seller hereby assigns to Buyer all of its right, title and interest in and to all Post-March Tenant Payments.

          6. No Merger. The Loan Documents shall not merge in Buyer's title or be discharged, merged or released by any other matter or thing other than instruments of discharge duly signed by Lender.

          7. Due Authorization, Etc. Lender and buyer, on the one hand, and Seller, on the other, each represents to the other that it has full power to execute, deliver and carry out the terms of the Option Agreement and this Agreement and has taken all steps necessary to authorize the execution, delivery and performance of this Agreement and the performance of the Option Agreement, and that the individual or individuals executing this Agreement and the agreements delivered pursuant hereto on behalf of Lender, Buyer or Seller, as the case may be, is duly authorized to do so.

          8. Entire Agreement. This Agreement and the Agreements delivered pursuant hereto constitute the entire agreement of the parties dealing with the subject matter hereof.

          9.   Governing Law.  This Agreement is governed by Minnesota law.

          10. Attorney's Fees. In any action arising under or based upon this Agreement, the party which does not prevail in the action shall pay the attorney's fees and costs incurred by the prevailing party in the action.

          11. Counterparts. This Agreement may be signed in separate counterparts which, taken together, constitute a single agreement.

          IN WITNESS WHEREOF, the parties hereto have caused these presents to be made as of the day and year first above stated.

                              NORTHTOWN MALL PARTNERS

                              By   Angeles Income Properties, Ltd. III, a
                                   California limited partnership, its general partner

                                   By   Angeles Realty Corporation II, its
                                        general partner


                                   By   /s/ Robert D. Long, Jr.
                                        Its Vice President

                              And Angeles Income Properties, Ltd. IV, a
                              California limited partnership, its general partner

                                   By   Angeles Realty Corporation II, its
                                        general partner

                                   By   /s/ Robert D. Long, Jr.
                                        Its Vice President

                              And Angeles Realty Corporation II, its general partner


                                   By   /s/ Robert D. Long, Jr.
                                        Its Vice President


                              NORTHTOWN ASSOCIATES, a Delaware
                              general partnership

                              By   Northtown Mall I, B.V., its partner

                                   By   US Alpha, Inc., its agent and attorney
                                        in fact


                                   By   /s/ Raymond H. Bottorf
                                        Its President

                              And  Northtown Mall II, B.V., its partner

                                   By   US Alpha, Inc., its agent and attorney
                                        in fact


                                   By   /s/ Raymond H. Bottorf
                                        Its President

                              STATE OF WISCONSIN INVESTMENT
                              BOARD


                                   By   /s/ Charles R. Carpenter
                                        Assistant Investment Director
                                        Real Estate & Mortgages


                              NORTHTOWN LLP, a Minnesota limited liability partnership,

                                   By State of Wisconsin Investment Board, its partner


                                   By   /s/ Charles R. Carpenter
                                        Assistant Investment Director
                                        Real Estate & Mortgages


                              And  Northtown Associates, its partner

                                   By   Northtown Mall I, B.V., its partner

                                   By   US Alpha, Inc., its agent and
                                        attorney in fact


                                   By   /s/ Raymond H. Bottorf
                                        Its President

                              And  Northtown Mall II, B.V., its partner

                                   By   US Alpha, Inc., its agent and
                                        attorney in fact


                                   By   Raymond H. Bottorf
                                        Its President